Exhibit 4.2

INTERPOOL, INC.

2004 NONQUALIFIED STOCK OPTION PLAN FOR
NON-EMPLOYEE, NON-OFFICER DIRECTORS

Adopted November 3, 2004

           1.      Purpose. The purpose of this Plan is to assist Interpool, Inc. (the “Company”) in attracting and retaining dedicated and qualified persons to serve as non-employee, non-officer Directors of the Company.

           2.      Definitions. When used in this Plan, unless the context otherwise requires:

(a) “Board of Directors” shall mean the Board of Directors of the Company, as constituted at any time.

(b) “Chairman of the Board” shall mean the person who at the time shall be Chairman of the Board of Directors.

(c) “Company” shall mean Interpool, Inc.

(d) “Fair Market Value” on a specified date shall mean the last reported sales price at which one Share was traded on the stock exchange, if any, on which Shares are primarily traded, or the last reported sales price at which one Share was traded on Nasdaq, as reported by Nasdaq (or, in either case, if no Shares were traded on such date, then on the last previous date on which a Share was so traded), or if last sale prices for the Company’s common stock are not so reported, the average of the bid and asked closing prices of one Share on the over-the-counter market, or if none of the above are applicable the value of a Share as established by the Committee for such date using any reasonable method of valuation.

(e) “Non-Employee, Non-Officer Director” shall mean a director of the Company who is not also an employee or officer of the Company or a Subsidiary.

(f) “Options” shall mean the stock options, which do not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, granted pursuant to this Plan.

(g) “Plan” shall mean this Interpool, Inc. 2004 Nonqualified Stock Option Plan for Non-Employee, Non-Officer Directors, as adopted by the Board of Directors, as such Plan from time to time may be amended.

(h) “President” shall mean the person who at the time shall be the President of the Company.

(i) “Share” shall mean a share of common stock, par value $0.001 per share, of the Company.

(j) “Subsidiary” shall mean any Company more than 50% of whose stock having general voting power is owned by the Company, or by another Subsidiary, as herein defined, of the Company.

           3.      Plan Administration. The Plan shall be administered by the Board of Directors. The Board of Directors shall establish such rules and procedures as are necessary or advisable to administer the Plan.

           4.      Participant. The class of persons who are potential recipients of Options granted under this Plan consists of Non-Employee, Non-Officer Directors of the Company. The Non-Employee, Non-Officer Directors to whom Options are granted under this Plan shall be determined in accordance with the terms and conditions of this Plan.

           5.      Shares. Subject to the provisions of Section 8 hereof, the total number of Shares that may be issued or transferred and sold pursuant to the Plan shall not exceed 250,000 Shares, all of which may be treasury Shares or authorized but unissued Shares. If the Shares that would be issued or transferred pursuant to any Option are not issued or transferred and cease to be issuable or transferable for any reason, the number of Shares subject to such Option will no longer be charged against the limitation provided for herein and may again be made subject to Options.

           6.      Option Grants. There hereby are granted the following Options to purchase Shares under this Plan:

(a) With respect to each person who is a Non-Employee, Non-Officer Director of the Company on the first business day following the effective date of this Plan:

(i) an Option to purchase 15,000 Shares is granted to such person as of the first business day following the effective date of this Plan; and

           (ii)      an additional Option to purchase 5,000 Shares is granted to such person as of the first business day following each annual meeting of the shareholders of the Company after the effective date of this Plan in each year (beginning with 2005) that this Plan is in effect and while such person continues to be a Non-Employee, Non-Officer Director of the Company.

(b) With respect to each person who first becomes a Non-Employee, Non-Officer Director of the Company subsequent to the first business day following the effective date of this Plan:

(i) an Option to purchase 15,000 Shares is granted to such person as of the first business day following the date on which such person first becomes a Non-Employee, Non-Officer Director; and

           (ii)      an additional Option to purchase 5,000 Shares is granted to such person as of the first business day following each annual meeting of the shareholders of the Company thereafter in each year that this Plan is in effect and while such person continues to be a Non-Employee, Non-Officer Director of the Company.

           7.      Terms and Conditions of Options.

(a) Form. The form of an Option shall be determined from time to time by the Board of Directors. A certificate of Option signed by the Chairman of the Board of Directors, the President or a Vice President of the Company, attested by the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary of the Company, shall be issued to each person to whom an Option is granted. The certificate of Option for an Option shall be legended to indicate that the Option is not an incentive stock option.

(b) Price. The Option price per Share shall be the Fair Market Value per Share on the date as of which the Option was granted pursuant to Section 6.

(c) Duration. The duration of any Option granted under this Plan shall be a period of ten years from the date upon which the Option was granted.

(d) Restrictions on Transferability of Options. An Option shall not be transferable otherwise than by will or the laws of descent and distribution or as provided in this Section 6(d). Notwithstanding the preceding, the Board of Directors may, in its discretion and subject to such terms and conditions as the Board of Directors shall approve, authorize a transfer of any Option, by the initial holder to (i) the spouse, children, step children, grandchildren or other family members of the initial holder (“Family Members”), (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a Company or partnership in which such Family Members and/or the initial holder are the only shareholders or partners, or (iv) such other persons or entities which the Board of Directors may permit; provided, however, that subsequent transfers of such Option shall be prohibited except by will or the laws of descent and distribution. Following any transfer of such an Option, such Option shall continue to be subject to the same terms and conditions of the Option and of the Plan. The events of termination of service under subparagraph (iii) of Section 6(e) shall continue to be applied to the initial holder, following which a transferred Option shall be exercisable by the transferee only to the extent and for the periods specified under subparagraph (iii) of Section 6(e).

(e) Exercise.

           (i)      No Option may be exercised until the first anniversary of the date as of which the Option was granted pursuant to Section 6 (the “Grant Date”). One-third of the Shares subject to an Option may be purchased on or after the first anniversary of the Grant Date and an additional one-third of the Shares subject to such Option may be purchased on the second and third anniversaries, respectively, of the Option’s Grant Date.

           (ii)      Notwithstanding the foregoing, the unexercised portion of any Option granted to any Option holder may be exercised in the following circumstances (but in no event after the term of the Option has expired): (a) subject to the provisions of subparagraph (iii) of this Section, upon the disability (to the extent and in a manner as shall be determined by the Board of Directors in its sole discretion) or death of the holder, or (b) upon the occurrence of such special circumstances or events as in the opinion of the Board of Directors merits special consideration.

           (iii)      All or any part of any Option, to the extent unexercised, shall terminate immediately upon the Option holder’s ceasing to serve as a member of the Board of Directors except that the Option holder shall have until the end of the tenth business day following the cessation of his service as a member of the Board of Directors, and no longer, to exercise any unexercised portion of the Option that he could have exercised on the day on which such service as a director terminated; provided that such exercise must be accomplished prior to the expiration of the term of such Option. Notwithstanding the foregoing, if the cessation of service as a director is due to disability (to an extent and in a manner as shall be determined in each case by the Board of Directors in its sole discretion) or to death, the Option holder or the representative of the estate shall have the privilege of exercising the portion of the Option which is unexercised at the time of such disability or death; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option and (a) within six months of the Option holder’s disability, or (b) within twelve months of the Option holder’s death, as the case may be. If an Option holder’s service as a member of the Board of Directors shall be terminated for cause, as determined by the Board of Directors in its sole discretion (which determination by the Board of Directors shall be conclusive) the unexercised portion of any Option of such Option holder shall terminate immediately upon such termination of the Option holder’s service as a member of the Board of Directors and any right to exercise such portion shall be forfeited.

           (iv)      An Option shall be exercised by the delivery of a written notice duly signed by the Option holder thereof to such effect, together with the Option certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to either of the Chairman of the Board of Directors or an officer of the Company or Subsidiary appointed by the Chairman of the Board for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: (i) in cash; (ii) by check payable to the order of the Company; (iii) by delivery to the Company of Shares already owned by the Option holder for at least six months, which Shares shall be valued at their Fair Market Value on the date of exercise of the Option; (iv) by a cashless exercise method through a registered broker-dealer; or (v) by such other methods as the Board of Directors may permit from time to time. No Option may be granted pursuant to the Plan or exercised at any time when such Option, or the granting or exercise thereof, may result in the violation of any law or governmental order or regulation.

                Within a reasonable time after the exercise of an Option, the Company shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Company shall also cause to be delivered to the person entitled thereto a new Option certificate in replacement of the certificate surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise, or the original Option certificate shall be endorsed to give effect to the partial exercise thereof.

           8.      Adjustments of Optioned Shares. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the Shares of the Company or if the Shares of the Company shall be split up, converted, exchanged, reclassified, or in any way substituted for, then the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution; and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder. Any fractional Shares or securities payable upon the exercise of the Option to the holder of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such Shares or securities at the time of such exercise. If any such event should occur, the number of Shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall be adjusted in a similar manner.

          Notwithstanding any other provision of the Plan, in the event of a recapitalization, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or outstanding Shares, the Board of Directors may make such equitable adjustments to the number of Shares and the class of Shares available hereunder or to any outstanding Options as it shall deem appropriate to prevent dilution or enlargement of rights.

           9.      Issuance of Shares and Compliance with Securities Act. The Company may postpone the issuance and delivery of Shares upon any exercise of an Option until (a) the admission of such Shares to listing on any stock exchange on which Shares of the Company of the same class are then listed, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Company shall determine to be necessary or advisable. Any person exercising an Option shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in the light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Company shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the exercise of an Option, or may issue stop transfer orders in respect thereof.

           10.      Income Tax Withholding. If the Company or a Subsidiary shall be required to withhold any amounts by reason of any Federal, State or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of such Option, the Company shall be entitled to deduct and withhold such amounts from any cash payments to be made to the holder of such Option. In any event, the holder shall make available to the Company or such Subsidiary promptly when requested by the Company or such Subsidiary sufficient funds to meet the requirements of such withholding; and the Company or such Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or such Subsidiary out of any funds or property due or to become due to the holder of such Option, including Shares issuable in connection with the Option, any of which Shares shall be valued at their Fair Market Value on the date of exercise of the Option; provided, however, that the Board of Directors may amend the Plan and the terms of any outstanding Option, without the consent of the affected holder of the Option, in such manner and to such extent as is deemed appropriate by the Board of Directors in connection with any changes in the tax laws, rules or regulations which become effective after the date of the Plan (including Section 409A of the Internal Revenue Code and any guidance promulgated thereunder) and which are not consistent with the purpose and intended tax treatment of the Plan and Options granted hereunder as previously in effect.

           11.      Administration and Amendment of the Plan. Except as hereinafter provided, the Board of Directors may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Options not theretofore granted, and the Board of Directors, with the consent of the affected holder of an Option, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Option. Notwithstanding the foregoing, any amendment by the Board of Directors which would require shareholder approval pursuant to the rules of any stock exchange on which the Shares are traded shall be subject to the approval of the shareholders of the Company.

           Determinations of the Board of Directors as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options shall be final. The Board of Directors may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem desirable to effectuate their purpose.

           The Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

           12.      Effective Date. The effective date of this Plan shall be the date on which the Plan is approved by the shareholders of the Company.